EXHIBIT 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

TWIST BIOSCIENCE ANTIBODY DISCOVERY AGREEMENT

This Antibody Discovery Agreement (“Agreement”) is entered into as of the Effective Date set forth below by and between Twist Bioscience Corporation, a Delaware corporation (“Twist”) and the customer identified below (“Company”) for the purpose of Twist providing performing certain antibody discovery activities, all as described under and subject to the terms and conditions of this Agreement below. Company and Twist may be referred to herein individually as a “Party” and collectively as the “Parties.”

Company:	Adicet Bio, Inc.
Company Address:	Adicet Bio, Inc. 200 Constitution Drive Menlo Park, CA 94025
Twist Contact Information:	Twist Bioscience Corporation Attention: [***] General Counsel 681 Gateway Boulevard, South San Francisco, CA 94080 [***]
Effective Date:	March 23, 2021
Company Billing and Payment Instructions:

Payment by ACH or Wire transfer is preferred:

[***]

*Please include invoices number(s) with your wire transfer.

For payment by check, please mail it to:

Twist Bioscience Corporation

[***]

681 Gateway Boulevard

South San Francisco, CA 94080

USA

For billing inquiries, contact: [***]

This Agreement includes terms and conditions attached hereto and incorporated herein and may be modified only in accordance with such terms and conditions.

ACTIVE/119122939.7

This Agreement, including the terms and conditions attached hereto, are hereby accepted and agreed to by duly authorized representatives of Twist and Company as follows:

Twist Bioscience Corporation	COMPANY: ADICET BIO, INC.
By: /s/ Emily Leproust	By: /s/ Chen Schor
Name: Emily Leproust	Name: Chen Schor
Title: CEO	Title: President and CEO

ACTIVE/119122939.7

TWIST BIOSCIENCE ANTIBODY DISCOVERY AGREEMENT

1.
Definitions

The following capitalized terms shall have the following meanings as used in this Agreement:

1.1
“Activities” means those antibody discovery activities and related services Twist shall provide as described in a Project Order.
1.2
“Affiliate” means, with respect to Party, any other entity directly or indirectly controlling, controlled by or under common control with such Party, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause the direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of at least fifty percent (50%) of the voting securities or other ownership interest of an entity.
1.3
[***].
1.4
“Antibody” means any antibody (or similar molecule) including variants, [***] components thereof and multi-specifics and antibody-drug conjugates, identified or generated using the Antibody Library from a Sequence in the course of performing the Activities under a Project Order.
1.5
“Antibody Library” means Twist’s proprietary [***] to be used in the performance of the Activities.
1.6
“API” means any active pharmaceutical (including biological) ingredient or component (other than an adjuvant or excipient).
1.7
“Combination Product” means any Product in the form of a combination product or combination therapy that includes one or more APIs in addition to a Program Antibody (whether such API is combined with the Product in a single formulation or package, as applicable, or formulated or packaged separately but sold together for a single price).
1.8
“Company Materials” means information and/or materials that Company provides to Twist as specified in the Project Order or otherwise agreed by the Parties
1.9
“Covered” means, including with correlative meanings, “Cover,” and “Covering,” with respect to a Product in a particular country, that the manufacture, use, sale or importation of such Product, as applicable, in such country would, but for the licenses granted herein, infringe a Valid Patent Claim.
1.10
“Confidential Information” means all information disclosed or provided by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement that the Disclosing Party clearly identifies as confidential at the time of disclosure or that should reasonably be understood by the Receiving Party to be proprietary or confidential to the Disclosing Party, either because of the circumstances of disclosure or the nature of the information itself. Confidential Information may be disclosed to the Receiving Party hereunder in oral, written or other tangible form

ACTIVE/119122939.7

1.11
“FDA” means the United States Food and Drug Administration
1.12
“Fees” means the amounts payable to Twist as specified in each Project Order, including [***].
1.13
“First Commercial Sale” means the first [***] following receipt of a marketing approval for such Product in such country.
1.14
“Indication” means a disease, disorder or medical condition in humans, or a specified population of patients, that a Product is intended to treat, prevent, diagnose, monitor or ameliorate, as set forth in the IND or label for such Product, as approved by the applicable Regulatory Authority.
1.15
“Library” means Twist’s proprietary Antibody library.
1.16
“Negotiation Period” means the [***] period from signing of that certain non-binding term sheet by and between the Company and Twist, dated as of February 9, 2021 (the “Term Sheet”) or other time period as mutually agreed to by the parties.
1.17
“Net Sales” means the total amount actually received from Third Parties on sales of Product, by or under the authority of Company, less the following reasonable and customary deductions: [***].

Solely for purposes of calculating Net Sales, if Company or any of its Affiliates, licensees or sublicensees sells any Product in the form of a Combination Product, then [***].

1.18
“Phase I Clinical Trial” means a human clinical study the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, as described in 21 C.F.R. 312.21(a) (as amended or any replacement thereof), or a similar human clinical study prescribed by the Regulatory Authority in a country other than the United States.
1.19
“Phase II Clinical Trial” means a human clinical study of a Product, the principal purpose of which is a preliminary determination of safety and efficacy in the target patient population and establishing appropriate dosage ranges for use in Phase III Clinical Trials of a Product, as further described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar human clinical study prescribed by the Regulatory Authority in a country other than the United States. Phase II Clinical Trial also includes the portion of any human clinical study that meets the foregoing definition, as in the case of a study designated as a “Phase I/II” clinical trial.
1.20
“Phase III Clinical Trial” means a human clinical study of a Product on a sufficient number in a target patient population that is designed to establish that the Product is safe and efficacious for its intended use and which clinical trial support a Regulatory Approval for the further described in 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar human clinical study prescribed by the Regulatory Authority in a country other than the United States. Phase III Clinical Trial also includes (a) the portion of any human clinical study that meets the foregoing definition, as in the case of a study designated as a “Phase II/III” clinical trial, and (b) any other human clinical study serving as a pivotal study from which the data are actually submitted to the applicable Regulatory Authority in connection with an application for Regulatory Approval, whether or not such study is expressly designated as a “Phase III” clinical trial.
1.21
“Product” means a product containing, incorporating or using a Program Antibody. For clarity, a Product includes [***].
1.22
“Program Antibody” means those Antibodies provided to Company that meet pre-defined criteria set forth in a Project Order.
1.23
“Program Antibody Patents” means all issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and propriety rights) in any country or region that claim [***]. Patent and patent applications include all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications including requests for

ACTIVE/119122939.7

continued examination, divisional applications and renewals, and all letters patent or cert or certificates of invention granted thereon, and all reissues, reexaminations, extensions (including, without limitations, pediatric exclusivity patent extensions), term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing.
1.24
“Project” means a project in which Twist performs certain Activities, including in connection with the panning of Library(ies), as set forth in a Project Order.
1.25
“Project Order” means an Exhibit to this Agreement which describes the Parties obligations in performing a Project, an example of which is set forth in Exhibit A. Project Orders will be set forth as a consecutively numbered Exhibit A-X (e.g. “Exhibit A-1”, “Exhibit A-2”, etc.).
1.26
"Regulatory Approval” means any approval, license, registration or authorization of the applicable Regulatory Authority that is necessary for the marketing and sale of a Product in the applicable country or jurisdiction, excluding pricing and reimbursement approvals, provided however, [***].
1.27
“Regulatory Authority” means, with respect to the applicable country or jurisdiction, the agency, department, bureau, commission, council or other governmental body having authority to grant Regulatory Approvals in such country or jurisdiction, such as the FDA with respect to the United States.
1.28
“Sequence” means an antibody amino acid sequence [***].
1.29
“Sublicensee” means a Third Party that obtains rights from a Company or its Affiliate to further develop or commercialize an Invention, Program Antibody or Product. For avoidance of doubt, each Party’s Affiliates will not constitute a Sublicensee. [***].
1.30
“Suggestions” means any suggestions, feedback, recommendations, improvement ideas or input provided by or on behalf of Company regarding the Twist Technology.
1.31
“Target” means any clinically relevant [***] set forth in the Project Order.
1.32
“Third Party” means any person, corporation, partnership, joint venture or other entity other than the Parties and their respective Affiliates.
1.33
“Twist Technology” means [***].
1.34
“Valid Patent Claim” means any claim of (a) an issued and unexpired patent or (b) a pending patent application, in each case included within the [***]; provided that such claim has not been abandoned, revoked or held unenforceable, invalid or unpatentable by a court or other government body of competent jurisdiction with no further possibility of appeal and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise. A claim within a pending patent application that has been pending issuance for more than [***] from the date of filing of the earliest priority patent application to which such pending patent application is entitled shall not be a Valid Patent Claim, unless and until it issues.
2.
Activities and Work Product
2.1
Project Orders. During the Term (as set forth in Section 10.1 below), Company may wish to retain Twist for certain Projects. In the event that Company and Twist reach agreement with respect to a particular Project, a Project Order for such Project shall be attached to this Agreement and together with this Agreement shall collectively constitute the entire agreement for the specific Project. No Project Order or any modifications thereto, shall be attached to or made a part of this Agreement without first being executed by the Parties hereto in a writing which specifically references this Agreement. To the extent any terms set forth in the Project Order conflict with the terms of this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such Project Order.

ACTIVE/119122939.7

2.2
Work Product. Twist agrees to use commercially reasonable efforts to provide Activities and perform Activities in accordance with the terms and conditions of this Agreement. Such Activities may include supplying [***], “Work Product”). For clarity, Work Product excludes [***]. Twist may cancel Activities if Twist determines (in its reasonable discretion) a need to do so for biosecurity, biosafety, patent infringement, export restrictions and/or feasibility reasons. Any cancellation of Activities as described above shall be without penalty or liability to Twist (provided that any prepaid amounts for such Activities shall be promptly refunded to Company by Twist, or if Company so requests, credited toward future Activities under this Agreement). Notwithstanding anything to the contrary herein, nothing in the Agreement shall limit or restrict Twist’s right and ability at all times to provide products and services to Third Parties which are similar to the Work Product made, or Activities provided or supplied, under this Agreement, provided that no Company Material nor Company’s Confidential Information are used in the providing of such services to Third Parties.
2.3
Subcontracting. Twist may assign, delegate or subcontract any of the Activities without the prior written approval of Company; provided that Twist shall remain responsible for its obligations under this Agreement, including the performance of all of its subcontractors under this Agreement.
2.4
Gatekeeping. A Sequence and its corresponding Antibody will “Available” if Twist [***].
3.
Company Materials, Restrictions and Responsibilities
3.1
Company Materials. To the extent required for a particular Project, Company shall provide the Company Materials, at Company’s sole expense (including without limitation any shipping and handling) and according to the timelines and other details in the Project Order or, if not so specified, in a prompt and timely manner so as to allow Twist’s timely performance of its supply of Work Product and otherwise under this Agreement. Company agrees to label, package, and transport the Company Materials in accordance with applicable laws. Company represents and warrants that: (a) Company has all rights, licenses, consents and permissions required to provide the Company Materials to Twist and for Twist to use such Company Materials to perform the Activities, to generate and supply to Company the applicable Work Product with respect thereto, and otherwise perform under this Agreement and the applicable Project Order; and (b) Twist’s possession and use of the Company Materials and any Work Product that Company orders under and in accordance with this Agreement and the applicable Project Order shall not violate any applicable laws or agreement to which Company is a party, nor require registration or other action under Federal Select Agent Program regulations or other biosecurity requirements (collectively, “Biosecurity Requirements”), nor infringe or misappropriate the intellectual property rights of any Third Party. Without limiting the foregoing, Company represents and warrants that no Company Materials provided, and no Work Product contemplated in a particular Project Order, are or contain the full protein coding sequence for [***]. Company further represents and warrants that it has provided Twist with all material information of which Company is aware regarding any toxic substances or material hazards associated with the handling, transport, exposure or other usage of the Company Materials. Twist reserves the right (but has no obligation under this Agreement) to screen all Company Materials as Twist believes is appropriate to help ensure legal compliance with respect to Project Orders including by, without limitation, screening against the list of select agents published by the International Gene Synthesis Consortium (IGSC), the list of Select Agents and Toxins covered by Biosecurity Requirements, and any similar list to promote biosecurity (and if applicable, cancel any Project Orders). Company shall cooperate with Twist in connection with such screening by, among other steps, on request providing written confirmation regarding Company’s identity, use of Work Product, Work Product’s status under Biosecurity Requirements, or other matters. Company guarantees the accuracy of any such written confirmation, and Company’s supply of any inaccurate written confirmation or Company actions that conflict with such written confirmation shall constitute a breach of this Agreement.
3.2
Twist Use of Company Materials. Company hereby grants Twist and its Affiliates a nonexclusive license to use, develop and transfer the Company Materials solely in connection with the performance of the Activities, to generate and supply to Company the applicable Work Product ([***]), as reasonably required to comply with applicable laws and regulations, and otherwise to perform its obligations and exercise its rights under this Agreement and the applicable Project Order in accordance with its terms (including in connection with a permitted subcontracting arrangement (as contemplated in Section 2.3 above) or a Permitted Assignment (as defined below) of this Agreement). Any third-party disclosure of Company Materials shall be under comparable confidentiality restrictions. Except to the extent the Project Order or this Agreement expressly states otherwise, or pursuant to Company’s prior written consent,

ACTIVE/119122939.7

Twist agrees (a) to use the Company Materials solely for the licensed purposes described above; (b) not to analyze the Company Materials or cause the Company Materials to be further analyzed, except to the extent necessary for the licensed purposes described in this Agreement; and (c) not to transfer Company Materials to any location other than the facilities of Twist. Twist will provide access to Company Materials only to those of its employees who have a need for such access for purposes of conducting the Activities. Twist acknowledges that the Company Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of Company Materials. Twist shall conduct studies utilizing the Company Materials under suitable containment conditions and in accordance with existing laws and regulations. Twist shall, at Company’s request and expense, return unused Company Materials. Twist shall not be liable for any damage to or destruction of any Company Materials unless such damage or destruction was caused by Twist’s gross negligence or willful misconduct. Notwithstanding the foregoing, with respect to personal data and information within the Company Materials, Twist may use such data for certain limited internal purposes as expressly authorized in Twist’s published Privacy Policy (https://www.twistbioscience.com/privacy). Notwithstanding any other provision of this Agreement, Twist reserves the right, at its sole discretion, to reject any Company Material or to cancel any Project Order on the grounds that, in Twist’s opinion, such Company Material, Project Order presents a health or safety risk.
3.3
Company Responsibilities. In addition to providing the Company Materials as set forth above, Company will provide Twist with reasonable cooperation and assistance in connection with Twist’s production and supply of Work Product and other performance of Activities under this Agreement. In addition to and without limiting the foregoing, Company will perform those tasks and fulfill those responsibilities specified in this Agreement (including without limitation the provision of Company Materials) and the applicable Project Order (collectively, “Company Responsibilities”). Company understands and agrees that Twist’s performance of the Activities and otherwise under this Agreement and each Project Order is dependent on and subject to Company’s timely and complete performance of Company Responsibilities and Company’s provision of complete and accurate information. Company shall comply with all applicable laws in connection with its activities and performance under this Agreement.
3.4
Limitations and Restrictions on Use of Work Product. Company shall be solely responsible for its use of any Work Product and other deliverables provided by Twist to Company hereunder. Neither the Activities nor any Work Product has been approved, cleared, authorized or licensed by FDA or any other applicable governmental agency, within or outside the United States, for any use. Company shall not use any Work Product in humans to treat or diagnose any condition nor for any other diagnostic or therapeutic purposes, for investigational use in foods, drugs, devices or cosmetics of any kind, or for consumption by or use in connection with or administration or application to humans or animals unless Company first obtains all necessary and/or appropriate approvals, clearances, authorizations and/or licenses from the FDA or other applicable governmental agency within or outside the United States. In any event, Company shall use all Work Product and other deliverables provided by Twist to Company hereunder in accordance with applicable laws, rules, regulations and governmental policies and in accordance with the terms and conditions of this Agreement and the applicable Project Order. Twist will not be responsible or liable for any losses, costs, expenses, or any other forms of liability arising out of Company’s use of the Activities or any Work Product or other deliverables provided by Twist to Company hereunder.
4.
Fees and Payment Terms
4.1
Fees. Company shall pay Twist the Fees as set forth below and as specified in each Project Order. Fees do not include [***], which Company is responsible for paying and which, as applicable, Twist may add to Company’s invoice. Only the pricing in this Agreement and the Project Order are valid and Twist shall not be bound or subject to any other pricing, regardless of where stated or published.
4.1.1
Project Initiation Fee. Prior to commencement of any Activities, Company shall have paid Twist an upfront, non-refundable Project Initiation Fee of [***]. The Project Initiation Fee [***]. For clarity, the Project Initiation Fee is equal to [***] and [***] of the applicable Cumulative Payment amount as set forth in the multi-Target discount schedule of Annex 1 (“Multi-Target Discount Schedule”) [***]. In consideration of the Project Initiation Fee, Twist has committed to work on [***] per a mutually agreed upon work plan (the “Pre-Work”). If the Agreement is not executed [***], Twist shall cease all Pre-Work and shall have no continued obligation or liability to Company. For clarity, Twist has no continued obligation or liability to Company with respect to the

ACTIVE/119122939.7

Pre-Work until such Agreement is signed, provided that neither Party is obligated to enter into this Agreement. This Agreement shall govern all Pre-Work which occurred during the Negotiation Period or otherwise prior to the Effective Date. [***].
4.1.2
Technology Access Fee. Company shall pay Twist an upfront, non-refundable, technology access fee equal to the applicable amount as set forth in the Multi-Target Discount Schedule within [***] of execution of the Agreement, and for any future Project Order, within [***] of execution of such Project Order. [***].
4.1.3
Project Fees. Company shall pay Twist a non-refundable Project Fee equal to the applicable amount as set forth in the Multi-Target Discount Schedule in Annex 1, according to the payment schedule and payment terms set forth in Section 4 of this Agreement.
4.2
Royalty Payments. Company shall pay Twist a royalty (each such royalty payment, a “Royalty”) on [***] Net Sales of each Product at the rates set forth below:

[***] Net Sales on a Product-by-Product Basis	Royalty Rate
[***]	[***]%
[***]	[***]%
[***]	[***]%

4.2.1
Royalty Term. The Royalty will be payable on a Product-by-Product and country-by-country basis from the First Commercial Sale in such country until [***].
4.2.2
Reports; Payments. After the First Commercial Sale by or under the authority of Company of a Product, Company shall deliver a written report to Twist within [***], during the royalty term showing, on a country-by-country basis: [***]. Royalties shown to have accrued by each report provided pursuant to this Section 4.2.2 shall be due and payable on the date such report is due.
4.2.3
Royalty Stacking. In the event that Company, its Affiliates or Sublicensees are required to pay a royalty to a Third Party with respect to any intellectual property rights, including patents Covering a particular Product, then Company shall have the right [***].
4.2.4
Milestone Payments. Within [***] after the first achievement of each milestone event set forth in the table below for each Product (each, a “Milestone Event”), Company shall notify Twist in writing of the achievement of each Milestone Event and make the corresponding milestone payment to Twist (each, a “Milestone Payment”). [***].

	Development Milestone Event	Payment
1.	[***]	$[***]
2.	[***]	$[***]
3.	[***]	$[***]
4.	[***]	$[***]
5.	[***]	$[***]
6.	[***]	$[***]
[***]

ACTIVE/119122939.7

4.3
Payment Terms. Company shall pay the Fees to Twist within [***] of the dates or occasions specified in the Project Order, or if not so specified in the Project Order, within [***] of receipt by the Company of Twist’s invoice for such Fees. Except to the extent expressly provided otherwise in this Agreement, all Fees are non-cancelable, non-creditable and non-refundable. Any Fees not paid when due hereunder will accrue interest starting upon the due date and running until the date paid at a rate of [***] or, if lower, the highest rate allowed by applicable law. Payments shall be addressed to and sent via the means specified in the Agreement or Project Order or otherwise as designated in writing by Twist. Unless the Project Order states otherwise, all Fees shall be payable in US dollars with immediately available funds. If any currency conversion shall be required in connection with the payment of Fees under a Project Order, such conversion shall be made by using the average of the exchange rates for the purchase and sale of United States Dollars reported by The Wall Street Journal (Internet Edition) on the last business day of the calendar quarter to which such royalty or other payments relate. Without limiting any other rights or remedies of Twist, failure of Company to pay any Fees when due shall entitle Twist to suspend Activities under any pending Project Orders unless and until such Fees are paid. If Twist appoints a collection agency or an attorney to recover any unpaid amounts from Company, Twist may charge Company and Company agrees to pay all reasonable costs of collection, including all associated reasonable attorneys’ fees.
4.4
Taxes. Twist’s Fees do not include applicable taxes. [***]. If applicable and/or legally required for Twist to collect and pay any such taxes, Twist may add such taxes to Company’s invoice which Company shall be obligated to pay as part of the Fees. The Parties will cooperate in good faith to seek to obtain any legally available reductions or exemptions from such taxes to the extent legally permissible.
5.
Development and Commercialization
5.1
Company (itself or through its Affiliates or Sublicensees) shall use [***] to further develop, commercialize and market [***] Products following the conclusion of the Project. Company shall keep Twist reasonably informed as to its (and/or its Affiliates or Sublicensees) development, commercialization and marketing activities for such Product(s), including pre-launch and launch activities, by providing to Twist on an annual basis a written report describing in reasonable detail such activities conducted during the previous annual period and the activities planned to be conducted during the upcoming annual period.
6.
Intellectual Property
6.1
Retention of Rights. Company shall retain all right, title, and interest in and to the Company Materials (subject to the rights and licenses expressly provided for in this Agreement) and all of Company’s other technology and intellectual property. Twist shall retain all right, title, and interest in and to the Twist Technology. No rights or licenses in, to or under either Party’s intellectual property are granted or provided hereunder, by implication, estoppel or otherwise, except to the extent expressly provided for in this Agreement.
6.2
Work Product Rights. Subject to Section 6.1 above and Section 6.4 below, [***] agrees that all Work Product (including any Program Antibodies delivered to Company), and information, discoveries, and inventions pertaining specifically to [***] (the “Inventions”) shall, as between the Parties, be the sole and exclusive property of [***]. [***] shall have the right to use such Inventions for any and all purposes, and shall have the full, unrestricted right to patent, assign, license or otherwise transfer any such Inventions, in each case [***]; provided that [***] neither represents nor warrants that patent rights in Inventions are available and [***] shall be solely responsible for obtaining any authorizations, approvals, permits or licenses required from any governmental authority or Third Party in connection with any use of such Inventions. [***]. No assignments, rights or licenses to any Twist Technology or other technology or intellectual property of Twist are provided or granted to Company by Twist in connection with the performance of any Activities or any such supply and shipment of Work Product or otherwise in connection with this Agreement, except for the conditional and limited license set forth in the following sentence. [***]. Company is solely responsible for determining if there are any restrictions on use of Work Product as a result of any third-party patents or other proprietary rights (the “FTO Search”) prior to acceptance under a Project Order and Twist shall have no responsibility in connection with any such restrictions or patents or other proprietary rights. [***].
6.3
Before providing Activities, all Twist personnel must have agreed in writing to [***].

ACTIVE/119122939.7

6.4
Program Antibody Patents. Company hereby grants Twist a non-exclusive, worldwide, royalty-free, perpetual, irrevocable right, including the right to grant and authorize sublicenses through multiple tiers, to practice and otherwise exploit Program Antibody Patents and any Inventions owned or controlled by Company, solely in connection with the use and exploitation by or under the authority of Twist of the Antibody Libraries.
6.5
Patent Prosecution and Maintenance. [***], at [***] expense, shall have the first right to control the preparation, filing, prosecution and maintenance of Program Antibody Patents. [***].
6.6
Suggestions. It is not anticipated that Company will be providing Suggestions, but, in the unlikely event that Company does provide any such Suggestions to Twist, Company hereby grants to Twist a worldwide, royalty-free, fully paid-up, non-exclusive, irrevocable, perpetual license, with the right to grant and authorize sublicenses, to use, make, have made, reproduce, offer to sell, sell, publicly perform, publicly display, adapt, modify, create derivative works of, distribute, import, and otherwise exploit the Suggestions solely in connection with the use by Twist of Program Antibodies in connection with Antibody Libraries.. The foregoing license will survive any termination or expiration of this Agreement.
7.
Confidentiality
7.1
Confidential Information. Company Materials shall be Confidential Information of Company. Twist Technology and any Suggestions shall be the Confidential Information of Twist. Except for the fees and costs proposed by Twist with respect to the Activities or specified in any Project Order, this Agreement and any other aspects of a Project Order shall be the Confidential Information of both Parties. All Confidential Information is subject to the exceptions set forth in Section 7.2 below. Except to the extent expressly authorized by this Agreement or by the Disclosing Party in writing, the Receiving Party shall maintain in strict trust and confidence and shall not use for any purpose (other than to perform its obligations or exercise its rights under this Agreement), or disclose to any Third Party any Confidential Information of the Disclosing Party. The Receiving Party shall only disclose Confidential Information of the Disclosing Party to those expressly authorized by this Agreement or the Disclosing Party in writing hereunder and to those of its employees, consultants, advisors and representatives with a reasonable need to know such information and who are bound by obligations of confidentiality at least as protective as those contained herein. The Receiving Party shall protect the Confidential Information of the Disclosing Party by using at least the same degree of care as the Receiving Party uses to protect its own confidential materials and information, but in any event no less than reasonable care.
7.2
Exceptions. The obligations of confidentiality and nonuse set forth in Section 7.1 shall not apply to any information that: (a) is in the public domain or comes into the public domain through no fault of the Receiving Party; (b) is furnished to the Receiving Party by a Third Party rightfully in possession of such information not subject to a duty of confidentiality with respect thereto; (c) is already known by the Receiving Party at the time of receiving such Confidential Information; or (d) is independently developed by the Receiving Party without use of or reference to the Confidential Information of Disclosing Party, as demonstrated by independent written records contemporaneous with such development.
7.3
Authorized Disclosure. Notwithstanding any of the foregoing in this Section 7, (a) the Receiving Party may disclose Confidential Information to the extent such disclosure is required by law or regulation, or pursuant to a valid order of a court or other governmental body having jurisdiction, provided that the Receiving Party provides the Disclosing Party with reasonable prior written notice of such disclosure to the extent legal and practicable and reasonable assistance in the Disclosing Party’s efforts to obtain a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued; and (b) the Receiving Party may disclose Confidential Information to cognizant law enforcement officials if and to the extent that the Receiving Party reasonably believes that such disclosure is needed to report to such officials unlawful activity involving the Disclosing Party. Notwithstanding anything in this Section 7, either Party may disclose terms of this Agreement, without the consent of the other Party, to existing or prospective investors, acquirers, partners, collaborators, licensees, contractors, and to such Party’s accountants, attorneys and other professional advisors; in each case on a need-to-know basis and subject to customary confidentiality restrictions.

ACTIVE/119122939.7

7.4
Return of Confidential Information. Upon written request of the Disclosing Party at any time, and within [***] of expiration or termination of this Agreement, the Receiving Party shall promptly return or destroy all documents, notes and other tangible materials representing the Disclosing Party’s Confidential Information and all copies thereof (excluding any Confidential Information that is subject to a surviving license granted to the Receiving Party hereunder); provided, however, that the Receiving Party may retain a copy of such Confidential Information under conditions of confidentiality solely for legal archival purposes and for compliance with the surviving provisions of this Agreement and applicable laws and regulations. Receiving Party’s obligations in this Section 7 shall survive for [***] after expiration or termination of this Agreement.
7.5
Injunctive Relief. The Parties expressly acknowledge and agree that any breach or threatened breach of this Section 7 by the Receiving Party may cause immediate and irreparable harm to the Disclosing Party that may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach by the Receiving Party, and in addition to any remedies available at law, the Disclosing Party shall have the right to seek equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.
8.
Limitation and Disclaimer of Warranties
8.1
Disclaimer of Warranties. EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, TWIST MAKES NO, AND HEREBY DISCLAIMS ALL, REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACTIVITIES AND ANY WORK PRODUCT OR OTHER DELIVERABLES PROVIDED BY TWIST TO COMPANY HEREUNDER AND WITH RESPECT TO ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, AS WELL AS WARRANTIES REGARDING SECURITY, RESULTS OBTAINED THROUGH THE USE OF ANY ACTIVITIES OR WORK PRODUCT AND ANY WARRANTY ARISING FROM A STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF PERFORMANCE, DEALING OR USAGE OF TRADE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. [***].
9.
Indemnification; Limitation of Liability
9.1
By Twist. Twist shall indemnify, defend and hold harmless Company and its Affiliates and their respective directors, officers, employees, and agents (the “Company Indemnitees”) from and against any and all costs, expenses, liabilities, damages and losses (including reasonable legal expenses and attorneys’ fees) arising out of any Third Party suits, claims, actions, or proceedings (collectively, “Claims”) brought against any Company Indemnitees to the extent resulting from or caused by: [***].
9.2
By Company. Company shall indemnify, defend and hold harmless Twist and its directors, officers, employees, and agents (the “Twist Indemnitees”) from and against any and all Claims brought against any Twist Indemnitees to the extent resulting from or caused by: [***].
9.3
Indemnification Conditions and Procedures. Each Party’s agreement to indemnify, defend and hold harmless the other Party is conditioned on the indemnified Party: (a) providing written notice to the indemnifying Party of any Claim for which is it seeking indemnification hereunder promptly after the indemnified Party has knowledge of such claim; (b) permitting the indemnifying Party to assume full control over the defense and settlement of such Claim, except that the indemnified Party may participate in the defense at its own expense using its own counsel; (c) providing reasonable cooperation, information and assistance to the indemnifying Party, at the indemnifying Party’s reasonable expense, with respect to the defense and settlement of such Claim; and (d) not compromising, settling, or admitting any liability for such Claim without the indemnifying Party’s written consent. Notwithstanding the foregoing, the indemnifying Party shall not enter into any settlement that admits the fault of the indemnified Party or otherwise materially adversely prejudices the indemnified Party without such indemnified Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.
9.4
Limitation of Liability. EXCEPT FOR DAMAGES FOR [***], NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL,

ACTIVE/119122939.7

PUNITIVE OR INDIRECT DAMAGES OF ANY KIND (INCLUDING BUT NOT LIMITED TO COSTS OF COVER, COST OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, LOST DATA, LOSS OF BUSINESS, LOSSES FROM BREACHES OF SECURITY, OR LOSS OF GOODWILL) ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE THEORY OF LIABILITY.

[***].

WITHOUT LIMITING THE FOREGOING, [***].

THE PARTIES AGREE THAT THE AMOUNTS PAYABLE HEREUNDER ARE BASED IN PART ON THESE LIMITATIONS, AND THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. ALL OF THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

10.
Term and Termination
10.1
Term. This Agreement shall commence on the Effective Date and continue thereafter for [***], unless earlier terminated or extended in accordance with the express provisions herein (the “Initial Term”). Following the end of the Initial Term or any Renewal term, the Agreement shall automatically renew for successive [***] periods (each a “Renewal Term” and, collectively with this Initial Term, the “Term”) unless either Party notifies the other Party at least [***] before the end of the then-current term that it desires to end this Agreement (in which case this Agreement shall expire at the end of the then-current term).
10.2
Termination. Either Party may terminate this Agreement or a particular Project Order at any time with or without cause for its convenience, effective upon [***] prior written notice to the other Party. In addition, either Party may terminate this Agreement or a particular Project Order upon notice to the other Party if the other Party fails to cure material breach of this Agreement or such Project Order, as the case may be, within [***] after the breaching Party is given written notice of such material breach.
10.3
Insolvency. Either Party may terminate this Agreement immediately without further action (including without any written notice to the other Party) in the event that (i) the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, and such declaration or order remains in effect for a period of [***], (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other Party, or (iii) this Agreement is assigned by such other Party for the benefit of creditors.
10.4
Effects of Termination. Within a reasonable period of time following any termination or expiration of this Agreement or a particular Project Order, at Company’s expense, Twist shall transfer to Company all work in progress and records that form a part of the Activities with respect to which Company has paid the applicable Fees prior to such termination or expiration. Each Party shall return or destroy the other Party’s Confidential Information, as contemplated in Section 7.4 above. Upon termination of this Agreement or any Project Order, Company shall promptly compensate Twist for all undisputed amounts relating to Activities performed, if any, hereunder or under the applicable Project Order prior to the effective date of termination for which Twist has not yet been compensated (including any appropriate delay or cancellation fees as may be set forth in a Project Order). Twist agrees to reasonably assist and cooperate with Company to provide for an orderly wind-down of Activities (not to exceed [***] following such termination or expiration) and Company agrees to pay Twist for all such wind-down services and any other costs and expenses incurred and for any non-cancellable costs. Company shall be obligated to pay for all unused supplies and materials or dedicated equipment that were ordered by Twist specifically in order to perform the Activities as well as any non-cancellable commitments made. [***].
10.5
Survival. Sections [***] shall survive any termination or expiration of this Agreement. Termination or expiration of this Agreement shall not affect Company’s liability for any obligations or liabilities that have accrued prior to such expiration or termination (including without limitation any Fees owed by Company) or any breach of this Agreement committed before such expiration or termination.

ACTIVE/119122939.7

11.
Export Controls
11.1
Export Compliance. Work Product, other deliverables and information that Company receives from Twist hereunder may be subject to United States, European Union and local export control laws and regulations. Company may not, directly or indirectly, sell, export, re-export, transfer, divert, or otherwise dispose of any such Work Product, deliverables or information (including products derived from or based on our Work Products or information) to any destination, entity, person or end user prohibited or restricted by United States, European Union or local laws or regulations (unless the required licenses and approvals are obtained by Company to legally do so, if available).
11.2
Assistance. Upon written request from Twist, Company shall promptly provide Twist with reasonable assistance and information to which it has access as needed for completion of exportation or importation governmental processes, including licensing, with respect to Twist’s performance under this Agreement.
12.
General Provisions
12.1
Interactions with Regulatory Authorities. Except as required by applicable law, rule, or regulation, Company will be solely responsible for all contacts and communications with any regulatory authorities with respect to matters directly pertaining to any Activities. Unless required by applicable law or otherwise specified in a Project Order, Twist will have no contact or communication with any regulatory authority specific to Activities without the prior written consent of Company. Twist will notify Company promptly after Twist receives any contact or communication from any regulatory authority directly pertaining to Activities to the extent allowed by applicable law, rule or regulation. To the extent permissible by applicable law or regulation, Twist will promptly provide Company with copies of any such correspondence or other communication. As legally permissible, Twist will consult with Company regarding the response to any inquiry or observation from any regulatory authority directly related to Activities and will allow Company, at its discretion, to control and/or participate in any further contacts or communications related to Activities. Twist will consider reasonable requests and comments by Company with respect to all contacts and communications with any regulatory authority directly related to Activities to the extent consistent with applicable laws. Twist will provide Company with drafts of any correspondence or other reports to be submitted to regulatory authorities concerning Activities for review prior to submission, will consider in good faith Company’s comments, and will provide final copies to Company promptly after submission as permitted by applicable law or otherwise specified in a Project Order.
12.2
Books and Records. Company shall keep (and shall cause its Affiliates and Sublicensees to keep) complete, true and accurate books and records in sufficient detail for Twist to determine payments due to Twist under this Agreement and any Project Order, including Royalties and Milestone Payments (as such terms are defined in a Project Order). Company will keep such books and records for at least [***] following the end of the calendar year to which they pertain.
12.3
Audit Rights. Twist shall have the right to appoint at its expense an independent certified public accountant of nationally recognized standing (the “Accounting Firm”) to inspect or audit the relevant records of Company and its Affiliates and Sublicensees to verify that the amount of such payments (“Payments”) were correctly determined. Company and its Affiliates and Sublicensees shall each make its records available for inspection or audit by the Accounting Firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Twist, to verify the Payments hereunder were correctly determined. Such inspection or audit right shall not be exercised by Twist more than [***] in any calendar year and may cover a period ending not more than [***] prior to the date of such request. All records made available for inspection or audit shall be deemed to be Confidential Information of Company or its Affiliates or Sublicensees, as applicable. In the event the amount of Payments was underreported according to the Accounting Firm, Company shall promptly (but in any event no later than [***] after Twist’s receipt of the Accounting Firm’s report so concluding) make payment to Twist of the underreported amount or elect to refer the finding of the Accounting Firm to be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules . Twist shall bear the full cost of such audit unless such audit discloses an underreporting by Company of more than [***] of the aggregate amount of the Payments reportable in any calendar year, in which case Company shall reimburse Twist for all costs incurred by Twist in connection with such inspection or audit.

ACTIVE/119122939.7

12.4
Governing Law; Arbitration. This Agreement is governed by the laws of the State of Delaware without reference to any conflict of laws principles. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.
12.5
Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and remain in full force and effect while the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.
12.6
No Assignment. Without limiting Section 2.3 above, this Agreement, and the rights and obligations hereunder, may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise, by either Party without the other Party’s express prior written consent; provided, however, that either Party may assign this Agreement (and its rights and obligations hereunder), without the other Party’s consent, to its successor in interest in connection with any merger, consolidation, reorganization or sale of such Party or all or substantially all of its business or assets to which this Agreement relates (any such consented to assignment or assignment not requiring consent being a “Permitted Assignment”). In the case of any Permitted Assignment of this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of each of the Parties hereto. Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void.
12.7
Notices. Each Party must deliver all notices, consents, and approvals required or permitted under this Agreement in writing to the other Party at the address specified in the Project Order or Agreement, by personal delivery, by certified or registered mail (postage prepaid and return receipt requested), by a nationally recognized overnight carrier or by email (except for notices of breach or termination) with electronic verification of receipt. Notice will be effective upon receipt or refusal of delivery. Each Party may change its address for receipt of notice by giving notice of such change to the other Party.
12.8
Construction. Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. No rule of strict construction will be applied in the interpretation or construction of this Agreement.
12.9
Waiver. No waiver by any Party of any breach of this Agreement or failure of any Party to take action to enforce or assert any right or remedy hereunder shall be deemed a waiver of any prior, concurrent, or subsequent breach. No waiver shall be effective unless made in a signed writing.
12.10
Entire Agreement; Amendments. This Agreement, together with any Project Orders executed hereunder, is the final, complete, and exclusive agreement of the Parties and supersedes all prior or contemporaneous communications and understandings, oral or written, between the Parties with respect to the subject matter hereof. Twist’s offer to provide Activities to Company is expressly limited to the terms of the Agreement and the applicable Project Order(s). No conflicting terms on service requests or similar documents or invoices issued between the Parties with respect to the Activities shall apply or be binding on the Parties. No modification of or amendment to this Agreement or any Project Order will be effective unless in writing and signed by both Parties.
12.11
Force Majeure. Neither Party will be liable for any delays or failures in performance under this Agreement (other than payment obligations under this Agreement) due to circumstances beyond its reasonable control, including without limitation, acts of God, disease, war, terrorism or the public enemy, riot, civil commotion or sabotage, expropriation, condemnation of facilities, changes in law, national or state emergencies or other governmental action, strikes, lockouts, work stoppages or other such labor difficulties, floods, droughts or other severe weather, fires, explosions or other catastrophes, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.
12.12
Independent Contractors. Twist’s relation to Company under this Agreement is that of an independent contractor. Nothing in this Agreement is intended or should be construed to create a joint venture, agency or employer-employee relationship between Company and Twist or any of Twist’s employees or agents. Neither Party is authorized to bind, make any commitment, or otherwise act on behalf of the other Party.

ACTIVE/119122939.7

12.13
Exclusion of Government Contracts. This Agreement and the products and services hereunder are not for government customers or government contractors. Company represents and warrants that the Activities and transactions under this Agreement are not subject to the U.S. Federal Acquisition Regulations or comparable regulations of other jurisdictions (collectively, “FARs”). If Company is a governmental entity or seeking to enter into this Agreement as a government contractor (or if any FARs would otherwise apply hereto), Company shall notify Twist in advance and obtain Twist’s prior written consent (and/or enter into such additional agreements or terms requested by Twist through a mutually executed document) prior to requesting or receiving any services hereunder.
12.14
Publicity. The Parties agree to issue a mutually-agreed upon press release announcing the execution of this Agreement within [***] after the Effective Date, or as otherwise mutually agreed by the Parties, and either Party may make subsequent public disclosure of the contents of such press release. Subject to the foregoing, neither Party shall use the other Party’s logos or trade names for publicity, marketing, or any other external communications without such Party’s prior written consent.
12.15
Counterparts. This Agreement may be entered into or executed in two or more counterparts (including by .pdf), each of which shall be deemed an original and all of which shall constitute together the same instrument.

ACTIVE/119122939.7

Exhibit A

Project Order

This Project Order is entered into as of _____, 20__ (“Order Effective Date”) by and between Twist Bioscience Corporation, a Delaware corporation with an office at 681 Gateway Boulevard, South San Francisco CA, 94080 (“Twist”) and Adicet Bio, Inc. a Delaware corporation with an office at 200 Constitution Drive Menlo Park, CA 94025 (“Company”), and shall be governed by the terms and conditions of the Antibody Discovery Agreement dated March 23, 2021 between Twist and Company (the “Agreement”). In the event of any conflict or inconsistency between the terms of this Project Order and the terms of the Agreement, the terms of the Agreement shall control unless otherwise expressly agreed by the Parties in this Project Order.

1.
PROJECT INFORMATION

1.1 Twist shall perform the following Activities for this Project Order:

[INSERT RELEVANT PROJECT AND ACTIVITIES INFORMATION]

1.2 Twist’s Activities will be directed to the following Target(s) for this Project Order: [IDENTIFY TARGET]

1.3 Twist shall provide Company with those Antibodies that are Available and meet the following criteria (such Antibodies, the “Program Antibodies”). Timeline per target ([***]) shall be [***].

1.4 Twist shall use the following Antibody Libraries to perform the Activities for this Project Order:

Antibody Library(ies): [IDENTIFY ANTIBODY LIBRARIES]

2. PROJECT SCHEDULE

2.1 [***].

[Insert specific deliverables timelines where appropriate]

2.2 Upon conclusion of the Activities and payment of all Fees, this Project Order shall expire.

3. ACTIVITIES FEES

3.1 Technology Access Fee. The Technology Access Fee to be paid by Company to Twist in accordance with this Agreement is [$XX].

3.2 Project Fees. The Project Fees to be paid by Company to Twist in accordance with this Agreement is [$XX].

This Project Order is hereby accepted and agreed to by duly authorized representatives of Twist and Company as follows:

Twist Bioscience Corporation	Company: ADICET BIO, INC.
By:	By:
Name:	Name:
Title:	Title:

ACTIVE/119122939.7

*NOT FOR SIGNATURE IN MSA – FOR EXAMPLE ONLY

ACTIVE/119122939.7

Annex 1

Multi-Target Discount Schedule

[***]


[***]. Additional services such as, but not limited to, [***] may be subject to additional charges (“Additional Service Fees”). [***].

ACTIVE/119122939.7